EXHIBIT 10.3

                          FORM OF CO-TRUSTEE AGREEMENT

                          FORM OF CO-TRUSTEE AGREEMENT

     This Co-Trustee Agreement (this "Co-Trustee Agreement"), dated as of June 1, 1995, is between _________________________________, a national banking associate (the "Owner Trustee"), and ____________________, an individual (the "Delaware Trustee").

                              W I T N E S S E T H:

     WHEREAS, The CIT Group Securitization Corporation II and the Owner Trustee have entered into a Trust Agreement dated as of June 1, 1995 (the "Trust Agreement") with the intention of forming the CIT RV Owner 1995-A, a Delaware business trust (the "Trust") pursuant to the Delaware Business Trust Act, 12 Del. C ss. 3801, et seq. (the "DBTA"); capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement; and

     WHEREAS, the DBTA requires that at least one trustee of the Trust have its principal place of business in, or to be a resident of the State of Delaware; and

     WHEREAS, the Delaware Trustee resides in the State of Delaware.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     FOR VALUABLE CONSIDERATION RECEIVED, it is mutually covenanted and agreed pursuant to the terms of Section _____ of the Trust Agreement that the Delaware Trustee has been and by this document is appointed by the Owner Trustee to serve as the trustee of the Trust in the State of Delaware. It is understood and agreed that (a) the duties and responsibilities of the Delaware Trustee shall be limited to (i) the execution and delivery as directed by the Owner Trustee of all documents necessary to form and maintain the existence of the Trust under the DBTA; (ii) prompt notification to the Owner Trustee if the Delaware Trustee ceases to reside in the State of Delaware; and (iii) prompt notification to the Owner Trustee if the Delaware Trustee receives service of process of any other communication related to the Trust; and (b) the Delaware Trustee shall be entitled to all of the benefits and productions provided to the Owner Trustee in the Trust Agreement by execution hereof, the Delaware Trustee shall owe no fiduciary duties to the Trust or the Certificateholders other than as expressly provided in this Co-Trustee Agreement.

     The Owner Trustee shall reimburse the Delaware Trustee upon his request for all reasonable expenses, disbursements and advances incurred or made by the Delaware Trustee in accordance with any of the provisions of this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of this counsel and agents, if any), to the fullest extent permitted by the provisions of Section 3817(a) of the DBTA, and shall indemnify the Delaware Trustee to the fullest extent permitted by the provisions of
Section 3817(a) of the DBTA, for, and hold him harmless against, any loss, liability or expense incurred and arising out of or in connection with his acceptance or administration of the Trust Agreement, including the costs and expenses of defending himself both individually and in his representative capacity against any claim or liability in connection with the exercise or performance of any of his power or duties hereunder. The obligations of the Owner Trustee to indemnify the Delaware Trustee as provided above shall survive the termination of this Co-Trustee Agreement and the Trust Agreement.

     This Co-Trustee Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument This Co-Trustee Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard for principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Co-Trustee Agreement as of the day and year first above written.


                                      ------------------------------------
                                      Name:


                                      THE FIRST NATIONAL BANK OF CHICAGO


                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:



                                      -2-